UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2021

MARATHON DIGITAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100 Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 Entry Into Material Definitive Contract

See item 5.02 below.

ITEM 5.02 Appointment of Executive Officer

Effective April 26, 2021, Fred Thiel was appointed Chief Executive Officer of Marathon Digital Holdings, Inc. (the “Company”) with Merrick Okamoto remaining as Executive Chairman. Effective the same date, the Company entered into an Executive Employment Agreement with Mr. Thiel. The Agreement has a term of three years and automatically renews for successive one year terms unless either party provides notice of nonrenewal at least 90 days prior to the end of the initial term or any renewal term. Mr. Thiel’s annual base salary is $500,000 with bonuses at the discretion of the Company’s Board of Directors. Mr. Thiel may also receive a grant of restricted stock units, and any such grant shall vest in four equal amounts on the date of grant and the three successive three month anniversaries thereof. In the event of a change in control, all RSUs vest immediately. Mr. Thiel is entitled to 25 paid vacation days per year and is entitled to participate in all Company benefit plans per standard Company policy.

Upon any termination of the Agreement, Mr. Thiel is entitled to compensation and reimbursement of expenses through the date of termination as well as payment for any accrued and unpaid vacation days. If the termination is other than for cause, Mr. Thiel’s outstanding RSUs shall immediately vest. Upon a termination not for cause by the Company or by Mr. Thiel with good reason or within 180 days of a change in control, he shall receive the greater of his remaining base salary for the remaining term of the Agreement and 12 months base salary plus benefits. The Agreement contains customary and usual definitions of termination for cause and good reason.

The Annual Bonus, and any and all stock based compensation (such as options and equity awards) (collectively, the “Clawback Benefits”) shall be subject to “Clawback Rights” as follows: during the period that the Executive is employed by the Company and upon the termination of the Executive’s employment and for a period of three (3) years thereafter, if there is a restatement of any financial results from which any metrics were determined to be achieved which were the basis of the granting and calculation of such Clawback Benefits to the Executive, the Executive agrees to repay any amounts which were determined by reference to any Company financial results which were later restated (as defined below), to the extent the Clawback Benefits amounts paid exceed the Clawback Benefits amounts that would have been paid, based on the restatement of the Company’s financial information.

The agreement is attached hereto as Exhibit 99.1.

ITEM 9.01 Exhibit

Exhibit 99.1	Executive Employment Agreement for Fred Thiel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 30, 2021

MARATHON DIGITAL HOLDINGS, INC.

By:	/s/ Simeon Salzman
Name:	Simeon Salzman
Title:	Chief Financial Officer